Exhibit 99.1

The Middleby Corporation Reports Fourth Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--February 22, 2022--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2021 fourth quarter of $102.7 million or $1.80 diluted earnings per share on net sales of $866.4 million. Adjusted net earnings were $117.1 million or $2.11 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end of the press release.

“We concluded 2021 building upon our positive momentum. We finished the year with record sales and earnings at each of our three business segments, returning us to our track record of consistent growth. We also made great strides positioning us for the future by making critical investments in technology and rapidly evolving our sales processes. We are in exciting times, with dynamic shifts in the industries we serve – we are well positioned for the future,” said Tim FitzGerald, CEO of The Middleby Corporation.

“In 2021, we continued to execute upon our long-standing acquisition strategy, strengthening our three industry-leading segments. We concluded the year with the additions of Kamado Joe, Masterbuilt and Char-Griller, further expanding our residential equipment business and significantly increasing our presence in the outdoor category,” Mr. FitzGerald further added.

“We are proud of the many accomplishments this year as we navigated the significant operational challenges from supply chain disruption due to the continuing effects of COVID. I want to thank our Middleby team across the company for their tremendous efforts and delivering the achievements of 2021.”

2021 Fourth Quarter Financial Results

  Net sales increased 18.8% in the fourth quarter over the comparative prior year period. Excluding the impacts of acquisitions, a disposition and foreign exchange rates, sales increased 12.6% in the fourth quarter over the comparative prior year period, reflecting improvements in market conditions and consumer demand since the initial impact of COVID-19.
  Organic net sales (a non-GAAP measure) increases were reported for all segments due to improvements in market conditions and consumer demand in the fourth quarter of 2021. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	24.0%	16.3%	4.0%	18.8%
Acquisitions/(Disposition)	5.9%	11.6%	— %	6.2%
Foreign Exchange Rates	(0.2) %	0.7%	(0.7) %	(0.1) %
Organic Net Sales Growth (1) (2)	18.4%	4.1%	4.7%	12.6%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions, a disposition and foreign exchange rates
(2) Totals may be impacted by rounding
  Total backlog at the end of the fourth quarter of 2021 amounted to a record level of $1.4 billion, excluding the fourth quarter acquisitions as compared $1.2 billion at the end of the third quarter and $522.7 million at the end of the fiscal 2020. The increase was driven by order growth, primarily at the Commercial Foodservice Group and Residential Kitchen Group, amounting to backlog levels in excess of 100% over the prior year end when excluding backlog from businesses acquired during the year.
  Adjusted EBITDA (a non-GAAP measure) was $193.0 million, in the fourth quarter of 2021 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	25.7%	19.2%	23.7%	22.3%
Acquisitions	(0.3) %	(1.6) %	— %	(0.5) %
Foreign Exchange Rates	— %	— %	— %	— %
Organic Adjusted EBITDA (1) (2)	26.0%	20.8%	23.7%	22.8%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  The fourth quarter earnings and adjusted EBITDA were negatively impacted by the grill acquisitions completed in the final week of fiscal 2021, including the third-party costs associated with executing the transactions. The impact on adjusted diluted earnings per share was $0.04.
  Operating cash inflows during the fourth quarter amounted to $77.4 million in comparison to $208.6 million in the prior year period. The total leverage ratio per our credit agreements was 2.8x. The trailing twelve month bank agreement pro-forma EBITDA was $823.2 million.
  Cash balances at the end of the quarter were $180.4 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2021 fiscal fourth quarter amounted to $2.3 billion as compared to $1.6 billion at the end of fiscal 2020. Additionally, our current borrowing availability is approximately $2.2 billion.

“We continued to realize strong order demand across all three segments, and we are carrying a record backlog exiting 2021. While we continue to implement our long-term growth strategies, we remain heavily focused on meeting existing customer demand and managing operational challenges driven by supply chain limitations and disruptions. As we enter 2022, we have made investments in inventory, people, fabrication equipment, and facilities, in a concerted effort to support our backlog and pipeline of developing business opportunities. We are experiencing further increases in material, labor, and shipping costs as inflationary pressures persist. This has led to proactive price increases for our customers, offsetting these significant cost pressures. We are actively managing the margin impact on our business in the near-term and remain committed to progressing our long-term profitability goals in 2022,” concluded Mr. FitzGerald.

Conference Call

A conference call will be held at 10 a.m. Central Time on Tuesday, February 22 and can be accessed through the Investor Relations section of middleby.com. If online access is not available, participants can join the call by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 8269699#. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 8269699#. To access the supplemental presentation, visit the Investor Relations page at middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Imperial®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek ®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Sveba Dahlen®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brava®, Char-Griller®, EVO®, Kamado Joe®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Masterbuilt®, Mercury®, Novy®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line®, Varimixer® and Viking®.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2021	4th Qtr, 2020	4th Qtr, 2021	4th Qtr, 2020
Net sales	$866,416	$729,296	$3,250,792	$2,513,257
Cost of sales	550,783	473,313	2,055,932	1,631,209

Gross profit	315,633	255,983	1,194,860	882,048

Selling, general and administrative expenses	171,954	147,317	667,976	531,897
Restructuring expenses	5,059	2,094	7,655	12,375
Merger termination fee	—	—	(110,000)	—
Gain on sale of plant	—	(1,982)	(763)	(1,982)
Impairments	—	15,327	—	15,327
Income from operations	138,620	93,227	629,992	324,431

Interest expense and deferred financing amortization, net	13,676	22,736	57,157	78,617
Net periodic pension benefit (other than service costs & curtailment)	(10,798)	(9,992)	(45,066)	(39,996)
Curtailment loss	—	14,682	—	14,682
Other (income) expense, net	(237)	(343)	(1,603)	3,071

Earnings before income taxes	135,979	66,144	619,504	268,057

Provision for income taxes	33,301	14,307	131,012	60,763

Net earnings	$102,678	$51,837	$488,492	$207,294

Net earnings per share:

Basic	$1.86	$0.94	$8.85	$3.76

Diluted	$1.80	$0.94	$8.62	$3.76

Weighted average number of shares

Basic	55,190	55,061	55,216	55,093

Diluted	57,084	55,087	56,665	55,136

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)

	Jan 1, 2022	Jan 2, 2021
ASSETS

Cash and cash equivalents	$180,362	$268,103
Accounts receivable, net	577,142	363,361
Inventories, net	837,418	540,198
Prepaid expenses and other	92,269	81,049
Prepaid taxes	19,894	17,782
Total current assets	1,707,085	1,270,493

Property, plant and equipment, net	380,980	344,482
Goodwill	2,243,469	1,934,261
Other intangibles, net	1,875,377	1,450,381
Long-term deferred tax assets	33,194	76,052
Other assets	143,493	126,805

Total assets	$6,383,598	$5,202,474

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$27,293	$22,944
Accounts payable	304,740	182,773
Accrued expenses	582,855	494,541
Total current liabilities	914,888	700,258

Long-term debt	2,387,001	1,706,652
Long-term deferred tax liability	186,935	147,224
Accrued pension benefits	219,680	469,500
Other non-current liabilities	180,818	202,191

Stockholders' equity	2,494,276	1,976,649

Total liabilities and stockholders' equity	$6,383,598	$5,202,474

THE MIDDLEBY CORPORATION NON-GAAP SEGMENT INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended January 1, 2022
Net sales	$531,348	$209,494	$125,574	$866,416
Segment Operating Income	$111,332	$29,613	$26,366	$138,620
Operating Income % of net sales	21.0%	14.1%	21.0%	16.0%

Depreciation	6,235	3,535	1,596	11,501
Amortization	14,638	4,483	1,797	20,918
Restructuring expenses	4,036	1,023	—	5,059
Acquisition related inventory step-up charge	206	1,501	—	1,707
Stock compensation	—	—	—	15,195
Segment adjusted EBITDA	$136,447	$40,155	$29,759	$193,000
Adjusted EBITDA % of net sales	25.7%	19.2%	23.7%	22.3%

Three Months Ended January 2, 2021
Net sales	$428,432	$180,069	$120,795	$729,296
Segment Operating Income	$66,561	$25,186	$20,207	$93,227
Operating Income % of net sales	15.5%	14.0%	16.7%	12.8%

Depreciation	6,201	2,949	1,328	10,583
Amortization	13,728	2,030	1,825	17,583
Restructuring expenses	1,008	833	253	2,094
Facility consolidation related expenses	2,332	—	350	2,682
Acquisition related inventory step-up charge	446	—	—	446
Stock compensation	—	—	—	5,191
Gain on sale of plant	(1,982)	—	—	(1,982)
Impairments (2)	6,103	3,881	5,343	15,327
Segment adjusted EBITDA	$94,397	$34,879	$29,306	$145,151
Adjusted EBITDA % of net sales	22.0%	19.4%	24.3%	19.9%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $13.4 million for the three months ended January 1, 2022 and January 2, 2021, respectively.

(2) Includes impairment of intangible assets, fixed assets, and assets held for sale.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Twelve Months Ended January 1, 2022
Net sales	$2,032,761	$737,285	$480,746	$3,250,792
Segment Operating Income	$423,121	$124,701	$94,414	$629,992
Operating Income % of net sales	20.8%	16.9%	19.6%	19.4%

Depreciation	23,814	12,655	5,601	42,681
Amortization	56,910	11,628	7,247	75,785
Restructuring expenses	5,422	1,857	376	7,655
Facility consolidation related expenses	993	—	—	993
Acquisition related inventory step-up charge	1,009	3,177	—	4,186
Merger termination fee, net deal costs	—	—	—	(90,285)
Stock compensation	—	—	—	42,330
Gain on sale of plant	(678)	(85)	—	(763)
Segment adjusted EBITDA	$510,591	$153,933	$107,638	$712,574
Adjusted EBITDA % of net sales	25.1%	20.9%	22.4%	21.9%

Twelve Months Ended January 2, 2021
Net sales	$1,510,279	$565,706	$437,272	$2,513,257
Segment Operating Income	$239,625	$67,046	$78,008	$324,431
Operating Income % of net sales	15.9%	11.9%	17.8%	12.9%

Depreciation	21,768	11,691	5,507	39,086
Amortization	51,985	9,657	7,319	68,961
Restructuring expenses	10,123	1,806	446	12,375
Facility consolidation related expenses	3,180	—	350	3,530
Acquisition related inventory step-up charge	2,552	—	—	2,552
Stock compensation	—	—	—	19,613
Gain on sale of plant	(1,982)			(1,982)
Impairments (2)	6,103	3,881	5,343	15,327
Segment adjusted EBITDA	$333,354	$94,081	$96,973	$483,893
Adjusted EBITDA % of net sales	22.1%	16.6%	22.2%	19.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $59.6 million and $40.5 million for the twelve months ended January 1, 2022 and January 2, 2021, respectively.

(2) Includes impairment of intangible assets, fixed assets, and assets held for sale.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Three Months Ended
	4th Qtr, 2021		4th Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$102,678	$1.80	$51,837	$0.94
Amortization (1)	23,070	0.40	19,127	0.35
Amortization of discount on convertible notes	—	—	5,069	0.09
Restructuring expenses	5,059	0.09	2,094	0.04
Acquisition related inventory step-up charge	1,707	0.03	446	0.01
Facility consolidation related expenses	—	—	2,682	0.05
Net periodic pension benefit (other than service costs & curtailment)	(10,798)	(0.19)	(9,992)	(0.18)
Curtailment loss	—	—	14,682	0.27
Gain on sale of plant	—	—	(1,982)	(0.04)
Impairments	—	—	15,327	0.28
Income tax effect of pre-tax adjustments	(4,664)	(0.08)	(10,250)	(0.19)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.06	—	—
Adjusted net earnings	$117,052	$2.11	$89,040	$1.62

Diluted weighted average number of shares	57,084		55,087
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,718)		—
Adjusted diluted weighted average number of shares	55,366		55,087

	Twelve Months Ended
	4th Qtr, 2021		4th Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$488,492	$8.62	$207,294	$3.76
Amortization (1)	82,562	1.46	72,500	1.31
Amortization of discount on convertible notes	—	—	6,917	0.13
Restructuring expenses	7,655	0.14	12,375	0.22
Acquisition related inventory step-up charge	4,186	0.07	2,552	0.05
Facility consolidation related expenses	993	0.02	3,530	0.06
Net periodic pension benefit (other than service costs & curtailment)	(45,066)	(0.80)	(39,996)	(0.73)
Merger termination fee, net deal costs	(90,285)	(1.59)	—	—
Curtailment loss	—	—	14,682	0.27
Gain on sale of plant	(763)	(0.01)	(1,982)	(0.04)
Impairments	—	—	15,327	0.28
Discrete tax adjustments	(18,900)	(0.33)	—	—
Income tax effect of pre-tax adjustments	9,854	0.17	(19,500)	(0.35)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.19	—	—
Adjusted net earnings	$438,728	$7.94	$273,699	$4.96

Diluted weighted average number of shares	56,665		55,136
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,393)		—
Adjusted diluted weighted average number of shares	55,272		55,136

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2021	4th Qtr, 2020	4th Qtr, 2021	4th Qtr, 2020
Net Cash Flows Provided By (Used In):
Operating activities	$77,359	$208,603	$423,399	$524,785
Investing activities	(596,182)	(53,218)	(1,008,861)	(106,757)
Financing activities	448,428	(117,630)	502,789	(252,468)

Free Cash Flow
Cash flow from operating activities	$77,359	$208,603	$423,399	$524,785
Less: Capital expenditures, net of sale proceeds	(16,591)	(307)	(40,261)	(20,702)
Free cash flow	$60,768	$208,296	$383,138	$504,083

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715